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NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2018 RESULTS

•	Third quarter 2018 net revenue of $400.6 million, as compared to $355.5 million in the comparable prior year quarter, an increase of 12.7%.

•	Third quarter 2018 GAAP net income of $9.9 million, as compared to $20.8 million in the comparable prior year quarter.

◦	Third quarter 2018 non-GAAP net income of $24.9 million, as compared to $26.2 million in the comparable prior year quarter.

•	Third quarter 2018 GAAP net income per diluted share of $0.30, as compared to net income per diluted share of $0.64 in the comparable prior year quarter.

◦	Third quarter 2018 non-GAAP net income per diluted share of $0.76, as compared to $0.81 in the comparable prior year quarter.

•	Arlo Technologies, Inc. completed its IPO during the third quarter 2018, raising IPO proceeds of $170.2 million, net of offering costs.

•
Business outlook[1]: The Company expects fourth quarter 2018 net revenue to be in the range of $430 million to $445 million, with GAAP operating margin in the range of (2.5)% to (1.5)% and non-GAAP operating margin in the range of 2.5% to 3.5%. Additionally, the Company expects the GAAP tax rate to be approximately 85.0% and non-GAAP tax rate to be approximately 22.0%.

SAN JOSE, California - October 25, 2018 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the third quarter ended September 30, 2018. NETGEAR, Inc. is the majority owner of Arlo Technologies, Inc. (NYSE: ARLO) (“Arlo”).

Net revenue for the third quarter ended September 30, 2018 was $400.6 million, as compared to $355.5 million in the third quarter ended October 1, 2017, and $366.8 million in the second quarter ended July 1, 2018. Net income, computed in accordance with GAAP, for the third quarter of 2018 was $9.9 million, or $0.30 net income per diluted share. This compared to GAAP net income of $20.8 million, or $0.64 net income per diluted share, in the third quarter of 2017, and GAAP net loss of $5.2 million, or $0.17 net loss per diluted share, in the second quarter of 2018. Non-GAAP net income was $0.76 per diluted share in the third quarter of 2018, as compared to non-GAAP net income of $0.81 per diluted share in the third quarter of 2017, and $0.57 per diluted share in the second quarter of 2018.

Operating margin, computed in accordance with GAAP, for the third quarter of 2018 was 2.4%, as compared to 7.1% in the year ago comparable quarter, and (0.8)% in the second quarter of 2018. Non-GAAP operating margin was 7.1% in the third quarter of 2018, as compared to 9.5% in the third quarter of 2017, and 5.9% in the second quarter of 2018. The non-GAAP operating margin for the third quarter of 2018 includes $15.5 million of duplicate costs associated with the separation of Arlo and the corresponding dis-synergies created, as compared to zero duplicate costs in the third quarter of 2017, and $5.1 million of duplicate costs in the second quarter of 2018.

As previously announced, NETGEAR completed the initial public offering of Arlo on August 7, 2018, and Arlo’s results are consolidated into NETGEAR’s results for the fiscal third quarter. NETGEAR currently owns an approximate 84.2% controlling interest in Arlo. The Arlo loss attributable to the 15.8% of Arlo's common stock not owned by NETGEAR, which amounted to $(0.8) million in the third quarter, is excluded from the net income of NETGEAR. Subject to market conditions and other factors, including final approval by NETGEAR’s Board of Directors and other customary requirements, the Company presently intends to distribute its holdings of Arlo common stock prior to the end of its first quarter of 2019. Following the distribution, Arlo results for all historical periods, including the quarter in which the distribution occurs, will be reclassified into NETGEAR discontinued operations.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We had a very successful third quarter of 2018, driven by Orbi, cable modems and gateways, SMB switches and the Arlo business. We saw year-over-year top line growth across all three segments, which led to record topline revenue of $400.6 million for the quarter. Finally, the entire team did an incredible job of moving forward with the separation of the Arlo business, as evidenced by the successful completion of Arlo’s IPO in August."

Mr. Lo continued, “By continuing to capitalize on technology inflections, creating new categories, and building recurring service revenue, we believe we can maintain our market leadership position and drive future growth at NETGEAR."

Bryan Murray, Chief Financial Officer of NETGEAR, added, "During the third quarter of 2018, we generated cash flow from operations of $33.8 million, which brings our total over the trailing twelve months to $60.0 million. We are very confident in the cash generating ability of our business.”

Business Outlook

Bryan Murray, Chief Financial Officer of NETGEAR, added, "Looking forward to the fourth quarter of 2018, we expect net revenue to be in the range of $430 million to $445 million. Excluding the Arlo component, net revenue is expected to be in the range of $275 million to $290 million, while Arlo is expected to be in the range of $140 million to $155 million."

"GAAP operating margin is expected to be in the range of (2.5)% to (1.5)%, which includes approximately $7.5 million of one-time costs associated with the separation inclusive of professional services fees for various advisory and audit related costs."

"Non-GAAP operating margin is expected to be in the range of 2.5% to 3.5%, which includes approximately $21 million of costs associated with the separation of Arlo and the corresponding dis-synergies created as we hire talent to duplicate certain roles and that business begins to stand up on its own. We expect NETGEAR adjusted operating margin excluding Arlo, a non-GAAP financial measure, to be in the range of 8.5% to 9.5%, excluding any expected income from transition services agreed with Arlo."

"Our GAAP tax rate is expected to be approximately 85.0%, and our non-GAAP tax rate is expected to be 22.0% for the fourth quarter of 2018.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following tables:

	Three Months Ending
	December 31, 2018
	Operating Margin Rate	Tax Rate
GAAP	(2.5)% - (1.5)%	85.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.6%	__
Stock-based compensation expense	2.4%	__
Separation expense	1.7%	__
Restructuring and other charges	0.3%	__
Tax effects of non-GAAP adjustments	__	(63.0)%
Non-GAAP	2.5% - 3.5%	22.0%

	Three Months Ending
	December 31, 2018
	Consolidated[2]	Arlo	NTGR excl. Arlo
	(in thousands, except percentage data)
Net revenue	$430,000 - $445,000	$140,000 - $155,000	$275,000 - $290,000
Operating income	$(10,750) - $(6,500)	$(25,400) - $(23,400)	$12,500 - $16,000
Operating margin	(2.5)% - (1.5)%	(18.1)% - (15.1)%	4.5% - 5.5%	[3]
Estimated adjustments for[1]:
Amortization of intangibles			0.7%
Stock-based compensation expense			2.3%
Separation expense			1.5%
Restructuring and other charges			0.5%
Arlo transition services agreement income			(1.0)%
Adjusted operating margin			8.5% - 9.5%	[3]
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.
2 Represent NETGEAR's consolidated GAAP estimates.
3 The operating margin rates for NTGR excl. Arlo are not GAAP, but rather a non-GAAP measure.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2018 today, Thursday, October 25, 2018 at 6 p.m. ET (3 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 3791576. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 26,000 retail locations around the globe, and through approximately 23,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2018 NETGEAR, Inc. NETGEAR, the NETGEAR logo, Arlo, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the separation of the Arlo business, including NETGEAR’s ability to pursue its long-term strategies; the potential spin-off of NETGEAR’s remaining interest in Arlo, including whether the spin-off will occur and, if so, the timing of the spin-off; NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended July 1, 2018, filed with the Securities and Exchange Commission on August 3, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP NETGEAR operating margin and adjusted operating margin excluding Arlo, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. NETGEAR operating margin excluding Arlo reflects estimated or reported results from operations after removing Arlo’s estimated or reported results for the relevant fiscal period, such Arlo estimates or amounts having being prepared in accordance with GAAP. NETGEAR adjusted operating margin excluding Arlo reflects estimated or reported results from operations after removing Arlo’s estimated or reported results and adjusts further by removing Arlo's non-GAAP estimates or reported amounts for the relevant fiscal period. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, restructuring and other charges, litigation reserves, net, gain on investment, impairment charges to investment, and the related tax effects, and non-controlling interest share of non-GAAP adjustments, net of tax. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, restructuring and other charges, Arlo transition services agreement income, litigation reserves, net, gain on investment, and impairment charges to investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

NETGEAR operating margin and adjusted operating margin excluding Arlo: We believe providing financial information showing the effect of Arlo's proposed separation provides our management and users of the financial statements with better clarity regarding the likely on-going performance of the remaining business upon completion of the separation. We currently intend to distribute our approximate 84.2% ownership position in Arlo to all NETGEAR shareholders by the end of the first quarter of 2019, subject to market conditions and other factors, including final approval by NETGEAR’s Board of Directors and other customary requirements. Following the distribution, Arlo results for all historical periods, including the quarter in which the distribution occurs, will be reclassified into NETGEAR discontinued operations.

Non-controlling Interest share of Non-GAAP Adjustments, net of tax: As a result of Arlo's IPO, the amount of net loss related to non-controlling interest is reported and presented separately in the consolidated Statements of Operations. We have excluded the non-controlling share of any non-GAAP adjusted measures recorded by Arlo, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$393,640	$202,870
Short-term investments	136,173	126,926
Accounts receivable, net	358,982	412,798
Inventories	330,516	245,894
Prepaid expenses and other current assets	39,011	27,176
Total current assets	1,258,322	1,015,664
Property and equipment, net	56,647	20,660
Intangibles, net	22,341	24,988
Goodwill	101,965	85,463
Other non-current assets	94,047	61,789
Total assets	$1,533,322	$1,208,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$168,155	$111,915
Accrued employee compensation	31,168	27,752
Other accrued liabilities	282,410	222,470
Deferred Revenue	35,485	55,284
Income taxes payable	6,853	7,015
Total current liabilities	524,071	424,436
Non-current income taxes payable	21,273	31,544
Other non-current liabilities	53,499	22,099
Total liabilities	598,843	478,079
Stockholders' equity:
Common stock	32	31
Additional paid-in capital	785,694	603,137
Accumulated other comprehensive loss	(36)	(851)
Retained earnings	124,488	128,168
Total NETGEAR, Inc. stockholders' equity	910,178	730,485
Stockholders' equity attributable to non-controlling interest	24,301	—
Total stockholders' equity	$934,479	$730,485
Total liabilities and stockholders' equity	$1,533,322	$1,208,564

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Net revenue	$400,586	$366,820	$355,483	$1,112,379	$1,009,863
Cost of revenue	276,394	257,648	252,388	774,510	717,900
Gross profit	124,192	109,172	103,095	337,869	291,963
Gross margin	31.0%	29.8%	29.0%	30.4%	28.9%
Operating expenses:
Research and development	35,253	31,371	23,127	95,571	69,167
Sales and marketing	49,005	46,983	40,311	139,646	115,001
General and administrative	23,268	20,448	14,229	60,354	40,373
Separation expense	7,054	11,984	—	25,822	—
Restructuring and other charges	1	1,376	19	1,368	78
Litigation reserves, net	—	5	15	5	68
Total operating expenses	114,581	112,167	77,701	322,766	224,687
Income (loss) from operations	9,611	(2,995)	25,394	15,103	67,276
Operating margin	2.4%	(0.8)%	7.1%	1.4%	6.7%
Interest income	1,490	1,072	501	3,310	1,388
Other income (expense), net	829	1,061	666	638	1,384
Income (loss) before income taxes	11,930	(862)	26,561	19,051	70,048
Provision for income taxes	2,780	4,368	5,767	9,541	18,678
Consolidated net income (loss)	9,150	(5,230)	20,794	9,510	51,370
Net loss attributable to non-controlling interest	(799)	—	—	(799)	—
Net income (loss) attributable to NETGEAR, Inc.	$9,949	$(5,230)	$20,794	$10,309	$51,370

Net income (loss) per share attributable to NETGEAR, Inc.:
Basic	$0.31	$(0.17)	$0.66	$0.33	$1.59
Diluted	$0.30	$(0.17)	$0.64	$0.31	$1.54

Weighted average shares used to compute net income (loss) per share attributable to NETGEAR, Inc.:
Basic	31,802	31,674	31,704	31,634	32,335
Diluted	32,974	31,674	32,393	32,826	33,269

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017

GAAP gross profit	$124,192	$109,172	$103,095	$337,869	$291,963
GAAP gross margin	31.0%	29.8%	29.0%	30.4%	28.9%
Amortization of intangibles	498	589	852	1,792	4,837
Stock-based compensation expense	853	866	499	2,571	1,477
Non-GAAP gross profit	$125,543	$110,627	$104,446	$342,232	$298,277
Non-GAAP gross margin	31.3%	30.2%	29.4%	30.8%	29.5%

GAAP research and development	$35,253	$31,371	$23,127	$95,571	$69,167
Stock-based compensation expense	(1,907)	(1,949)	(1,056)	(5,431)	(3,748)
Non-GAAP research and development	$33,346	$29,422	$22,071	$90,140	$65,419

GAAP sales and marketing	$49,005	$46,983	$40,311	$139,646	$115,001
Amortization of intangibles	(1,806)	(1,757)	(1,756)	(5,319)	(5,299)
Stock-based compensation expense	(2,728)	(2,588)	(1,654)	(7,847)	(4,339)
Non-GAAP sales and marketing	$44,471	$42,638	$36,901	$126,480	$105,363

GAAP general and administrative	$23,268	$20,448	$14,229	$60,354	$40,373
Stock-based compensation expense	(4,066)	(3,567)	(2,374)	(10,825)	(6,848)
Non-GAAP general and administrative	$19,202	$16,881	$11,855	$49,529	$33,525

GAAP total operating expenses	$114,581	$112,167	$77,701	$322,766	$224,687
Amortization of intangibles	(1,806)	(1,757)	(1,756)	(5,319)	(5,299)
Stock-based compensation expense	(8,701)	(8,104)	(5,084)	(24,103)	(14,935)
Separation expense	(7,054)	(11,984)	—	(25,822)	—
Restructuring and other charges	(1)	(1,376)	(19)	(1,368)	(78)
Litigation reserves, net	—	(5)	(15)	(5)	(68)
Non-GAAP total operating expenses	$97,019	$88,941	$70,827	$266,149	$204,307

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017

GAAP operating income (loss)	$9,611	$(2,995)	$25,394	$15,103	$67,276
GAAP operating margin	2.4%	(0.8)%	7.1%	1.4%	6.7%
Amortization of intangibles	2,304	2,346	2,608	7,111	10,136
Stock-based compensation expense	9,554	8,970	5,583	26,674	16,412
Separation expense	7,054	11,984	—	25,822	—
Restructuring and other charges	1	1,376	19	1,368	78
Litigation reserves, net	—	5	15	5	68
Non-GAAP operating income	$28,524	$21,686	$33,619	$76,083	$93,970
Non-GAAP operating margin	7.1%	5.9%	9.5%	6.8%	9.3%

GAAP other income (expense), net	$829	$1,061	$666	$638	$1,384
Gain on investments	(349)	—	—	(349)	—
Impairment charges to investments	—	—	—	1,400	—
Non-GAAP other income (expense), net	$480	$1,061	$666	$1,689	$1,384

GAAP net income (loss) attributable to NETGEAR, Inc.	$9,949	$(5,230)	$20,794	$10,309	$51,370
Non-controlling interest share of Non-GAAP adjustments, net of tax	(857)	—	—	(857)	—
Amortization of intangibles	2,304	2,346	2,608	7,111	10,136
Stock-based compensation expense	9,554	8,970	5,583	26,674	16,412
Separation expense	7,054	11,984	—	25,822	—
Restructuring and other charges	1	1,376	19	1,368	78
Litigation reserves, net	—	5	15	5	68
Gain on investments	(349)	—	—	(349)	—
Impairment charges to investment	—	—	—	1,400	—
Tax effects of above non-GAAP adjustments	(2,733)	(839)	(2,864)	(7,561)	(10,354)
Non-GAAP net income attributable to NETGEAR, Inc.	$24,923	$18,612	$26,155	$63,922	$67,710

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
NET INCOME (LOSS) PER DILUTED SHARE ATTRIBUTABLE TO NETGEAR, INC.:
GAAP net income (loss) per diluted share attributable to NETGEAR, Inc.	$0.30	$(0.17)	$0.64	$0.31	$1.54
Non-controlling interest share of Non-GAAP adjustments, net of tax	(0.03)	—	—	(0.03)	—
Amortization of intangibles	0.07	0.07	0.08	0.22	0.30
Stock-based compensation expense	0.29	0.27	0.17	0.81	0.49
Separation expense	0.21	0.37	—	0.79	—
Restructuring and other charges	0.00	0.04	0.00	0.04	—
Litigation reserves, net	—	0.00	0.00	0.00	0.00
Gain on investment	(0.01)	—	—	(0.01)	0.00
Impairment charges to investment	—	—	—	0.04	—
Tax effects of above non-GAAP adjustments	(0.07)	(0.03)	(0.08)	(0.22)	(0.29)
Non-GAAP net income per diluted share attributable to NETGEAR, Inc.*	$0.76	$0.57	$0.81	$1.95	$2.04

Shares used in computing GAAP net income (loss) per diluted share	32,974	31,674	32,393	32,826	33,269
Shares used in computing non-GAAP net income per diluted share	32,974	32,742	32,393	32,826	33,269
*The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	September 30, 2018	July 1, 2018	April 1, 2018	December 31, 2017	October 1, 2017

Cash, cash equivalents and short-term investments	$529,813	$355,638	$386,237	$329,796	$372,786
Cash, cash equivalents and short-term investments per diluted share	$16.07	$10.86	$11.83	$10.22	$11.51

Accounts receivable, net	$358,982	$343,883	$317,102	$412,798	$295,591
Days sales outstanding (DSO)	82	85	84	95	76

Inventories	$330,516	$291,459	$266,345	$245,894	$249,078
Ending inventory turns	3.3	3.5	3.6	4.8	4.1

Weeks of channel inventory:
U.S. retail channel	10.3	9.0	8.5	6.7	10.5
U.S. distribution channel	5.0	4.1	4.2	3.9	9.1
EMEA distribution channel	4.3	4.0	5.8	5.9	5.6
APAC distribution channel	7.1	9.5	7.0	8.1	6.3

Deferred revenue (current and non-current)	$55,632	$47,967	$46,494	$69,399	$54,916

Headcount	1,200	1,108	1,047	1,008	982
Non-GAAP diluted shares	32,974	32,742	32,660	32,270	32,393

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 30, 2018		July 1, 2018		October 1, 2017		September 30, 2018		October 1, 2017
Americas	$288,784	72%	$259,826	71%	$244,388	69%	$782,230	70%	$682,966	68%
EMEA	64,917	16%	68,681	19%	62,161	17%	200,227	18%	175,810	17%
APAC	46,885	12%	38,313	10%	48,934	14%	129,922	12%	151,087	15%
Total	$400,586	100%	$366,820	100%	$355,483	100%	$1,112,379	100%	$1,009,863	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net revenue:
Arlo	$131,174	$104,813	$110,460	$332,197	$249,904
Connected Home	194,684	191,164	183,099	563,628	563,365
SMB	74,728	70,843	61,924	216,554	196,594
Total net revenue	$400,586	$366,820	$355,483	$1,112,379	$1,009,863

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Arlo	$5,973	$7,591	$5,794	$21,951	$15,743
Connected Home	30,769	46,333	44,631	118,899	146,309
SMB	1,191	700	1,114	2,954	2,492
Total service provider net revenue	$37,933	$54,624	$51,539	$143,804	$164,544

COMPONENTS OF OPERATING RESULTS

	Three Months Ended
	September 30, 2018
	Consolidated	Arlo		NTGR excl. Arlo [5]

Net revenue	$400,586	$131,174		$269,412

GAAP operating income (loss)	$9,611	$(13,376)		$22,987
GAAP operating margin	2.4%	(10.2)%		8.5%
Amortization of intangibles	2,304	381		1,923
Stock-based compensation expense	9,554	3,437		6,117
Separation expense	7,054	5,823		1,231
Restructuring and other charges	1	—		1
Non-GAAP operating income	$28,524	$(3,735)	[4]	$32,259
Non-GAAP operating margin	7.1%	(2.8)%		12.0%
Arlo transition services agreement income (TSA)				4,583
Non-GAAP operating income, excluding TSA				$27,676
Non-GAAP operating margin, excluding TSA				10.3%
4 Non-GAAP operating loss as reported for Arlo Technologies, Inc. includes $4,583 thousands of transition services agreement expense. This expenditure has not been adjusted from Arlo Technologies, Inc. non-GAAP operating results as it appropriately reflects resources consumed by Arlo Technologies, Inc. operating as a standalone entity.
5 The amounts for NTGR excl. Arlo are not GAAP, but rather a non-GAAP measure.